Exhibit 4.7

PROMISSORY NOTE

Date: [###], 2009

FOR VALUE RECEIVED, and intending to be legally bound, the undersigned, Unotron Inc. (the “Borrower”), with an address of [ ], unconditionally promises to pay on September 30, 2010 (the “Maturity Date”) to Micromem Technologies Inc. (the “Lender”) or order, at such place as the Lender may direct in writing, the principal amount of TWO HUNDRED THOUSAND [UNITED STATES] DOLLARS ($200,000), with interest thereon calculated from [August 1, 2009] and payable quarterly in arrears on the first day of November, February, May and August (each an “Interest Payment Date”) at the same place, both before and after maturity, default and judgment, at a nominal rate per annum equal at all times to TEN PERCENT (10%) (the “Interest Rate”), and interest on overdue interest, and interest accruing after the occurrence of an Event of Default (as defined below), payable at the Interest Rate plus 8%. Interest charges and all other fees and charges in this promissory note (the “Note”) shall be computed on the basis of a year of 360 days and actual days elapsed.

Prepayment:

The Borrower may at any time prepay the principal amount of this Note, in whole or in part, together with accrued interest thereon, and all fees then due and payable, without penalty or premium. Such prepayments shall be applied first to accrued and unpaid interest and then to principal in the inverse order of maturity. The actual amount due and owing from time to time under this Note shall be evidenced by the Lender’s records of receipts and disbursements, which shall be prima facie evidence of such amount, absent manifest error.

Security:

The obligations of the Borrower under this Note shall be secured by a first priority security interest of the Lender over all of the assets of the Borrower pursuant to the terms of the Security Agreement dated as of [### ], 2009 made by the Borrower in favor of the Lender (the “Security Agreement”).

Upon the occurrence of an Event of Default (as defined below), and until irrevocable payment is made to the Lender in full in cash of the outstanding principal and accrued interest on this Note, the Borrower shall not, and shall not permit any of its subsidiaries to, make any dividend or other distribution to any person without the prior written consent of the Lender.

The outstanding principal and accrued interest on this Note shall become immediately due and payable on demand by the Lender upon the sale of a majority of the equity interests in the Borrower.

Events of Default:

Each of the following events shall constitute an event of default (“Event of Default”) under this Note:

(a)	the Borrower shall fail to pay (i) any accrued interest on this Note on any Interest Payment Date, or (ii) the outstanding principal amount and any accrued interest on this Note on the Maturity Date;

(b)

the Borrower shall fail to pay, within five days after the due date thereof, any other charges, fees, expenses, or other amount owing to the Lender under any agreement relating to this Note (including, without limitation, the Security Agreement);

(c)

the Borrower shall fail to observe or perform any term, covenant, purpose requirement, condition or agreement contained in this Note or any other agreement relating to this Note (including, without limitation, the Security Agreement);

(d)

any default or event of default shall occur under any other loan, credit facility, promissory note, guarantee or other agreement of the Borrower in respect of any indebtedness or any agreement pursuant to which the Borrower grants to any other party any security interest in any of its assets;

(e)	there shall be made by the Borrower any payment of principal on indebtedness of the Borrower to any shareholder, director or other affiliate of the Borrower;

(f)

there shall be made an assignment or other distribution by the Borrower or the proposal to make an assignment or other distribution by the Borrower, for the benefit of creditors generally, the offer by the Borrower of a composition or extension to creditors, or the making or sending of a notice by the Borrower of an intended bulk sale of any business or assets now or hereafter owned or conducted by the Borrower;

(g)

if the Borrower or any of its subsidiaries: (i) becomes insolvent, or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its indebtedness, or proposes a compromise or arrangement between it and any class of its creditors, or is unable to maintain sufficient capital to carry on its business and all businesses in which the Borrower is about to engage; or (ii) becomes involved in the commencement of any action for the dissolution or liquidation of the Borrower, or the commencement of any case or proceeding for reorganization or liquidation of the Borrower’s debts under the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended, or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against Borrower; or (iii) institutes any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding- up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any federal, state or foreign law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors (including the United States Bankruptcy Code), and any applicable corporations legislation) or at common law or in equity, or files an answer admitting the material allegations of a petition filed against it in any such proceeding; or (iv) applies for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator or other similar official for it or any substantial part of its property; or (v) threatens to do any of the foregoing, or takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in this paragraph (f) or in paragraph (g) below, or otherwise acts in furtherance thereof or fails to act in a timely and appropriate manner in defense thereof.

(h)

any petition is filed, application made or other proceeding instituted against or in respect of the Borrower or any of its subsidiaries: (i) seeking to adjudicate it an insolvent; (ii) seeking a receiving order against it under the United States Bankruptcy Code; (iii) seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief under any federal, state or foreign law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors (including the United States Bankruptcy Code and any applicable corporations legislation) or at common law or in equity; or (iv) seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator or other similar official for it or any substantial part of its property; and such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of 30 days after the institution thereof, provided that if an order, decree or judgment is granted or entered (whether or not entered or subject to appeal) against the Borrower or applicable subsidiary thereunder in the interim, such grace period shall cease to apply, and provided further that if the Borrower or applicable subsidiary provides an answer admitting the material allegations of a petition filed against it in any such proceeding, such grace period shall cease to apply;

(i)

subject to the 30-day grace period set out in paragraph (h) above, any other event occurs which, under the laws of any applicable jurisdiction, has an effect equivalent to any of the events referred to in either of paragraphs (g) and (h) above;

(j)

one or more judgments for the payment of money in a cumulative amount in excess of United States $10,000 (or its then equivalent in any other currency) in the aggregate is rendered against the Borrower and it has not: (i) provided for the discharge thereof in accordance with its terms within 30 days from the date of entry thereof; or (ii) procured a stay of execution thereof within 30 days from the date of entry thereof and within such period, or such longer period during which execution of such judgment has not been stayed, appealed such judgment and caused the execution thereof to be stayed during such appeal, provided that if enforcement and/or realization proceedings are lawfully commenced in respect thereof in the interim, such grace period shall cease to apply;

(k)	the Borrower grants a security interest in any of its present or future property to any person other than the Lender;

(l)

any property of the Borrower having a fair market value in excess of United States $10,000 (or its then equivalent in any other currency) in the aggregate is seized (including by way of execution, attachment, garnishment, levy or distraint), or such property has become subject to any charging order or equitable execution of a governmental authority, federal, state, or local, or any writ of execution or distress warrant exists in respect of the Borrower or its property, or any sheriff or other person becomes lawfully entitled by operation of law or otherwise to seize or distrain upon such property and in any case such seizure, enforcement, execution, attachment, garnishment, distraint, charging order or equitable execution, or other seizure or right, continues in effect and is not released or discharged for more than 15 days or such longer period during which entitlement to the use of such property continues with the Borrower, and the Borrower is contesting the same in good faith and by appropriate proceedings, provided that if the property is removed from the use of the Borrower, or is sold, in the interim, such grace period shall cease to apply;

(m)

this Note or the Security Agreement, or any instrument or agreement related thereto, or any material obligation or other provision hereof or thereof at any time for any reason terminates or ceases to be in full force and effect and a legally valid, binding and enforceable obligation of the Borrower, is declared to be void or voidable or is repudiated, or the validity, binding effect, legality or enforceability hereof or thereof is at any time contested by the Borrower, or the Borrower denies that it has any or any further liability or obligation hereunder or thereunder or any action or proceeding is commenced to enjoin or restrain the performance or observance by the Borrower of any material terms hereof or thereof or to question the validity or enforceability hereof or thereof, or at any time it is unlawful or impossible for the Borrower to perform any of its obligations hereunder or thereunder; and

(n)

the security interests granted by the Borrower in favor of the Lender pursuant to the Security Agreement cease to constitute, or shall be asserted by the Borrower or any of its subsidiaries not to be, a valid, perfected, first priority security interest in such interests.

Rights and Remedies upon an Event of Default:

(a)

At any time following the occurrence and during the continuance of an Event of Default (other than those arising under Sections (f) or (g) of this Note), the Lender may, in its sole discretion, without demand, notice, presentment or protest or further action of any kind, declare the Borrower in default under this Note, declare all outstanding principal amounts, accrued but unpaid interest, and other amounts due under this Note immediately due and payable by the Borrower to the Lender.

(b)

At any time following the occurrence and during the continuance of an Event of Default under Sections (f) or (g) of this Note, then, without demand, notice, presentment or protest or further action of any kind, all outstanding principal amounts, accrued but unpaid interest, and other amounts due under this Note shall automatically be declared immediately due and payable.

(c)

At any time following the occurrence and during the continuance of an Event of Default, the Lender may, in its discretion, exercise all other rights, options and remedies granted or available to the Lender under this Note or otherwise available at law or in equity, including, without limitation, the right to collect the unpaid obligations, liabilities and indebtedness of the Borrower arising under this Note.

Nature of Remedies:

(a)	All rights and remedies granted the Lender under this Note shall be deemed concurrent and cumulative, and not exclusive of any rights or remedies available at law or in equity.

(b)

The forbearance, failure, delay, omission in exercising any right or remedy under this Note and the single or partial exercise of such right or remedy by the Lender shall not constitute a waiver of such or any other right or remedy available to the Lender under this Note or otherwise available at law or in equity.

(c)	The Lender shall not be deemed to have waived any right or remedy available to the Lender under this Note, or at law or in equity unless such waiver is in writing and signed by the Lender.

(d)

The waiver by the Lender of any breach, violation or default by the Borrower of any provision of this Note shall not constitute: (i) a waiver of any subsequent breach, violation or default by the Borrower of such provision, (ii) a waiver of any breach, violation or default by the Borrower of any other provision of this Note, or (iii) a waiver of any other right or remedy available to the Lender under this Note, at law or in equity.

Indemnification:

The Borrower shall pay all out-of-pocket expenses incurred by the Lender, including the reasonable fees, charges and disbursements of any counsel for the Lender and all applicable taxes, in connection with the enforcement or protection of its rights under this Note and the Security Agreement, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the indebtedness under this Note. The Borrower shall indemnify the Lender, its directors, officers, employees, agents, legal counsel, consultants and other agents, and each assignee of the Lender (each such person and each such assignee being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, cost recovery actions, damages, expenses and liabilities of whatsoever nature or kind and all reasonable out-of-pocket expenses and all applicable taxes to which any Indemnitee may become subject arising out of or in connection with (i) the execution or delivery of this Note, the Security Agreement and any instruments and agreements related thereto, the performance by the parties thereto of their respective obligations thereunder, and the consummation of the transactions contemplated thereby, (ii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by the Borrower or any of its subsidiaries, or any environmental liability related in any way to the Borrower or any of its subsidiaries, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, (iv) any other aspect of this Note, the Security Agreement or any instrument or agreement related thereto, or (v) the enforcement of any Indemnitee’s rights hereunder and any related investigation, defence, preparation of defence, litigation and enquiries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence (it being acknowledged that ordinary negligence does not necessarily constitute gross negligence) or wilful misconduct of or material breach of this Note, the Security Agreement or any instrument or agreement related thereto by such Indemnitee.

The Borrower shall not assert, and hereby waives (to the fullest extent permitted by applicable law), any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Note, the Security Agreement or any instrument or agreement related thereto or the transactions contemplated thereby.

Waiver by the Borrower:

The Borrower hereby waives protest, demand, notice of nonpayment and all other notices in connection with the delivery, acceptance, performance or enforcement of this Note.

Waiver of Jury Trial:

The Borrower and the Lender (by acceptance of this Note) each hereby irrevocably and unconditionally waives any and all rights that such party may have to a jury trial in connection with any litigation or other proceeding arising with respect to any rights and obligations of the parties hereto.

Severability:

The provisions of this Note are to be deemed severable and the invalidity, illegality or unenforceability of one or more of the provisions of this Note in any jurisdiction shall not affect the validity, legality or enforceability of the remaining provisions of this Note in such jurisdiction, or the validity, legality or enforceability of this Note, including any such provision, in any other jurisdiction.

No Modification:

No modification of this Note shall be binding or enforceable unless in writing and signed by the Lender and the Borrower.

Headings:

The headings of any section of this Note are for convenience only and shall not be used to interpret any provision of this Note.

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This Note and all related agreements, instruments, and other documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey, without regard to its otherwise applicable choice of law rules, and the laws of the United States applicable in New Jersey. The Borrower waives presentment for payment, notice of dishonor, protest and notice of protest in respect of this Note. This Note shall become effective when it has been executed and delivered. Time shall be of the essence of this Note in all respects.

BORROWER:

UNOTRON INC.

By:
Name:
Title: